Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 26, 2014, relating to the consolidated financial statements of Truett-Hurst, Inc., which appear in the Annual Report on Form 10-K of Truett-Hurst, Inc. for the year ended June 30, 2014.

Santa Rosa, California

December 4, 2014